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                                                                     EXHIBIT 5

               [LETTERHEAD OF DOSTART CLAPP STERRETT & COVENEY, LLP]



                                    March 29, 1999


The Board of Directors
Valley National Corporation
1234 East Main Street
San Diego CA 92021

Attention:    Mr. William V. Ehlen

       Re:    Registration Statement on Form S-8 -
              Valley National Corporation ESOP Trust

Ladies and Gentlemen:

     We have served as counsel for Valley National Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 10,000 shares (the "Shares") of the Company's authorized Common Stock, par value $0.0001 per share, to be issued to participants in the Valley National Corporation ESOP Trust (the "Plan"), pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

     We are familiar with the proceedings to date with respect to such offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto.

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares have been duly authorized and upon


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Valley National Corporation
March 29, 1999
Page 2
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issuance, sale and delivery of the Shares as contemplated in this
Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

     This opinion shall be limited to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8.

                              Very truly yours,
                              DOSTART CLAPP STERRETT & COVENEY, LLP



                               /s/ James K. Sterrett
                               ------------------------------
                               James K. Sterrett